UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
As previously disclosed by Furniture Brands International, Inc. (the “Company”), on September 9, 2013 (the “Petition Date”), the Company and its direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Furniture Brands International, Inc., et al.”, Case No. 13-12329 (the “Chapter 11 Cases”).
In addition, as previously disclosed by the Company, in connection with the filing of the Chapter 11 Cases, (i) the Company and certain of its subsidiaries entered into a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement with OCM FB Holdings CTB, Ltd., an affiliate of Oaktree Capital Group LLC (“Oaktree”), as lender (the “Oaktree DIP Financing Agreement”) and (ii) the Company and certain of its subsidiaries entered into a “stalking horse” Asset Purchase Agreement (the “Oaktree Asset Purchase Agreement”) with certain affiliates of Oaktree (collectively, the “Oaktree Purchasers”), pursuant to which the Oaktree Purchasers agreed to purchase substantially all of the assets of the Company except the Company’s “Lane” business.
On October 2, 2013, the Debtors entered into a new “stalking horse” Asset Purchase Agreement (the “KPS Asset Purchase Agreement”) with certain affiliates of KPS Capital Partners L.P. (“KPS”) as set forth in the KPS Asset Purchase Agreement (collectively, the “KPS Purchasers”), pursuant to which the KPS Purchasers agreed to purchase substantially all of the assets of the Company, including the Company’s “Lane” business (such assets, the “Assets,” and such transaction, the “Asset Sale”).
On October 3, 2013, the Debtors obtained the Bankruptcy Court’s approval of the KPS Purchasers as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code, which auction is scheduled to take place on December 10, 2013, at 10 A.M. (Eastern Time). As the “stalking horse” bidder, the KPS Purchasers’ offer to purchase the Assets, as set forth in the KPS Asset Purchase Agreement, remains subject to higher and otherwise better offers for the Assets, but that offer will be the standard by which any other bids to purchase the Assets would be evaluated. In connection with the Bankruptcy Court’s approval of the KPS Purchasers as the “stalking horse” bidder, the Oaktree Asset Purchase Agreement was effectively terminated.
Pursuant to the terms of the KPS Asset Purchase Agreement, the KPS Purchasers agreed, subject to the terms and conditions of the KPS Asset Purchase Agreement, to acquire the Assets from the Debtors for approximately $280 million, which would be satisfied in cash and with a “credit bid” (as defined within the meaning of Section 363(k) of the Bankruptcy Code) with respect to the KPS Lenders’ (as defined below) portion of the Company’s secured indebtedness. The KPS Asset Purchase Agreement provides for consideration to be paid by the KPS Purchasers in the form of assumption of specified liabilities relating to the Assets, including certain trade payables and specified employee benefits. The consummation of the Asset Sale is subject to certain customary conditions precedent as specified in the KPS Asset Purchase Agreement. The KPS Asset Purchase Agreement also provides for a termination fee and expense reimbursement payable to the KPS Purchasers upon the occurrence of certain events.
The foregoing description of the KPS Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the KPS Asset Purchase Agreement filed with the Bankruptcy Court.
In addition, on October 2, 2013, the Debtors requested Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “KPS DIP Financing Agreement”), by and among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., Maitland-Smith Furniture Industries, Inc. and Thomasville Furniture Industries, Inc., as borrowers (collectively, the “Borrowers”), certain affiliates of KPS, as lenders, as set forth in the KPS DIP Financing Agreement (collectively, the “KPS Lenders”), and such other lenders from time to time party thereto and Bank of America, N.A., as agent. The KPS DIP Financing Agreement provides for senior secured superpriority debtor-in-possession financing facilities (the “KPS DIP Financing”) in an aggregate amount of up to approximately $190 million, consisting of (i) an approximate $140 million term loan commitment with a single term loan advance to be used to repay in full all amounts outstanding under the Oaktree DIP Financing Agreement as well as all amounts outstanding under the Debtors’ prepetition term loan, and (ii) a $50 million revolving commitment to be used for (x) ongoing debtor-in-possession working capital purposes as approved in a budget acceptable to KPS and (y) the payment of fees and expenses.
Pursuant to an order of the Bankruptcy Court, dated October 3, 2013, the Borrowers were authorized, on an interim basis, to enter into the KPS DIP Financing Agreement and draw upon the full amount made available thereunder. In connection with the repayment of all borrowings under the Oaktree DIP Financing Agreement, the Oaktree DIP Financing Agreement was terminated.
The maturity date of the loans made under the KPS DIP Financing is the earliest to occur of: (i) the date of the closing of the Asset Sale, (ii) 150 days from the Petition Date and (iii) the occurrence of an event of default under the KPS DIP Financing Agreement.
The outstanding principal on the loans under the DIP Financing will bear interest at a rate of 3.0% per annum, all of which is payable in kind. The KPS DIP Financing is subject to certain customary covenants and events of default as set forth in the KPS DIP Financing Agreement.
    Pursuant to the terms of the KPS DIP Financing Agreement, the domestic subsidiaries of the Borrowers (the “Guarantors,” and, together with the Borrowers, the “Credit Parties”) will guarantee the obligations of the Borrowers under the KPS DIP Financing. Subject to certain exceptions, the KPS DIP Financing will be secured by a first priority perfected priming security interest in all of the assets of each Credit Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens, as set forth in the KPS DIP Financing Agreement.
The foregoing description of the KPS DIP Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the KPS DIP Financing Agreement filed with the Bankruptcy Court.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) regarding the KPS DIP Financing is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On October 3, 2013, the Company issued a press release announcing, among other things, the Company’s entry into the KPS Asset Purchase Agreement and the KPS DIP Financing. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Based on the current “stalking horse” bid by the KPS Purchasers, the Company does not expect to be able to distribute any proceeds from the Asset Sale to shareholders and therefore believes that the shares of its common stock are worthless.
Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://dm.epiq11.com/FBN.
The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-

K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated October 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 8, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated October 3, 2013.